UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     January 30, 2009 (January 30, 2009)
Date of report (Date of earliest event reported):

Polaris Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33541 (Commission File Number)	20-0443717 (IRS Employer Identification Number)

2200 Fletcher Avenue, 4th Floor Fort Lee, New Jersey (Address of Principal Executive Offices)	07024 (Zip Code)

Registrant’s telephone number, including area code: (212) 242-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 8.01 Other Events.

          Polaris Acquisition Corp., a Delaware corporation (“Polaris”), today announced that it has set the record date for a special meeting of its stockholders to consider and vote on the proposal to approve the previously disclosed Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 10, 2008, by and between Polaris, Hughes Telematics, Inc. (“Hughes”) and Communications Investors LLC, under which Hughes will be merged with and into Polaris. Stockholders of record as of the close of business on Friday, February 6, 2009 will be entitled to vote at the special meeting.

          The press release announcing the setting of the record date for the special meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Polaris that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that the NYSE Alternext may delist Polaris’ securities for failure to comply with any NYSE Alternext listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Polaris and others following announcement of the proposal or the Merger Agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of Polaris and Hughes; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that Polaris may be adversely affected by other economic, business, and/or competitive factors. Polaris cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris’ most recent filings with the Securities and Exchange Commission (“SEC”). Polaris is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Important Additional Information Regarding the Merger.

In connection with the proposed merger, on January 26, 2009, Polaris filed a preliminary proxy statement with the SEC. Investors and security holders are advised to read the preliminary proxy statement and, when it becomes available, the definitive proxy statement as well as any other relevant documents filed with the SEC when they become available because they will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by Polaris at the SEC website at http://www.sec.gov. In connection with the special meeting of Polaris stockholders to approve the adoption of the Merger Agreement,

Polaris will mail copies of the definitive proxy statement to Polaris stockholders who are entitled to attend and vote at the special meeting.

The information in the preliminary proxy statement is not complete and may be changed. Before making any voting or investment decisions with respect to the proposed merger or any of the other matters with respect to which Polaris stockholders will be asked to vote pursuant to the proxy statement, Polaris stockholders are urged to read the definitive proxy statement other documents filed by Polaris when they become available.

Polaris and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Polaris stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Polaris’s executive officers and directors in its Prospectus, preliminary proxy statement, current Reports on Form 8-K and other documents that have previously been filed with the SEC.

Item 9.01         Financial Statements and Exhibits.

          (d)          Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated January 30, 2009.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARIS ACQUISITION CORP.
Date: January 30, 2009	By: /s/ Jerry Stone Jerry Stone Vice President and Secretary

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated January 30, 2009.